UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2010 (January 8, 2010)

IMAGE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200, Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 407-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment and Consulting Agreements

On April 14, 2010, Image Entertainment, Inc. (the “Company”) entered into employment agreements with its Chairman of the Board and Chief Executive Officer, Theodore Green, and its Chief Financial Officer and Chief Operating Officer, John Avagliano.  The Company also entered into a consulting agreement with its Vice Chairman, John Hyde and his wholly owned consulting business, Producers Sales Organization (“Producers Sales”).  Messrs. Green, Avagliano and Hyde were appointed executive officers of the Company on January 9, 2010, as previously reported by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2010 (the “Original 8-K”).  Messrs. Green, Avagliano and Hyde (including Producers Sales) are referred to collectively in this report as the “Executive Officers.”  Each agreement has an initial three-year term and, subject to advance-notice termination, renews automatically for successive one-year terms.  Pursuant to these employment and consulting agreements:

•                  Each Executive Officer will receive an annual base salary or consulting fee, as applicable, of $300,000.

•                  Each Executive Officer will be eligible for an annual cash bonus targeted at 50% of base compensation, subject to the Company achieving specified earnings before interest, taxes, depreciation and amortization (EBITDA) goals, with partial bonus eligibility if at least 85% of the applicable goal is achieved.  In the case of Mr. Avagliano, this bonus is guaranteed to be at least $50,000 for the year ending March 31, 2011.

•                  Each Executive Officer will be entitled to specified severance benefits, subject to execution of a customary general release of claims, if his employment or consulting engagement is terminated without “cause” or he terminates his employment or consulting engagement for “good reason” (as each such term is defined in the agreements), including:

•                  a payment equal to 12 months of salary or consulting fee, as applicable, and a pro rata bonus;

•                  in the case of Messrs. Green and Avagliano, continuation of healthcare benefits for 12 months; and

•                  in the case of Mr. Avagliano, relocation benefits for moving from Los Angeles to New York.

•                  Messrs. Green and Avagliano will be reimbursed for expenses related to commuting from New York to Los Angeles, including the cost of business class air travel exceeding three hours, temporary housing and auto use.

•                  Mr. Avagliano will be reimbursed for reasonable expenses, not to exceed $120,000, related to relocation of his home and family from New York to Los Angeles, as well as a tax gross-up for income taxes arising from such reimbursement, not to exceed $75,000.

•                  Each Executive Officer will receive a tax gross-up to the extent that payments under the employment or consulting agreements are “parachute payments” under Internal Revenue Code Section 280G and subject to an excise tax under Internal Revenue Code Section 4999, subject to specified limitations, including an aggregate cap of $1,000,000 on total gross-up payments to the Executive Officers under their employment and consulting agreements.

The agreements contain other customary provisions such as non-competition and non-solicitation covenants and an agreement by the Company to reimburse the Executive Officers for legal fees and related expenses.

The employment and consulting agreements contemplate the future issuance of stock options and restricted stock awards to the Executive Officers covering an aggregate of 12.956% of the Company’s fully diluted common stock (excluding the Company’s outstanding and underwater stock options) as of January 8, 2010 (5.5% for awards to Mr. Green, 2.656% for awards to Mr. Avagliano and 4.8% for awards to Mr. Hyde/Producers Sales).  A portion of the awards will have time-based vesting with a four-year vesting schedule and a portion will have performance-based vesting linked to the Company’s achievement of specific stock prices.  The failure to issue such awards to the Executive Officers by July 15, 2010 will entitle each Executive Officer to terminate his employment or consulting engagement, as applicable, for “good reason.”  In addition, in connection with the employment and consulting agreements, the Company agreed that to the extent that certain equity incentive awards expected to be granted to other management personnel are subsequently forfeited, the forfeited shares would be awarded either to persons taking over the duties of the forfeited award holder or to the Executive Officers.

Stockholders’ Agreement

On April 14, 2010, the Company entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”) with JH Partners Evergreen Fund, L.P. (“JH Evergreen”), JH Investment Partners III, L.P. (“JH Investment III”), JH Investment Partners GP Fund III, LLC (“JH Investment GP Fund” and together with JH Evergreen and JH Investment III, the “JH Stockholders”), Messrs. Green and Avagliano, Producers Sales, and Ray Gagnon, an executive of the Company (together with Messrs. Green and Avagliano and Producers Sales, the “Management Stockholders,” and the Management Stockholders and JH Stockholders collectively, the “Stockholders”). In addition to imposing customary transfer restrictions on Company capital stock held by the Stockholders, the Stockholders’ Agreement includes agreements among the Stockholders regarding tag-along rights, whereby Stockholders have the right to participate in sales of the Company’s capital stock by other Stockholders, subject to specified exceptions.

The Stockholders’ Agreement also includes customary drag-along rights, which provide that if the holders of at least a majority of the Company’s common stock (on a fully diluted basis) elect to consummate a transaction or series of transactions resulting in the sale of at least a majority of the Company’s common stock (on a fully diluted basis) or assets, each other Stockholder shall take all action necessary to consummate such transaction or transactions.  Furthermore, the JH Stockholders agreed to vote in favor of the Company’s new equity incentive plan pursuant to which the Management Stockholders will receive stock options and restricted stock awards (as described above with respect to the Executive Officers) at the meeting of stockholders called to approve the equity incentive plan.

In addition, the Stockholders’ Agreement gives the Company a call option on capital stock and vested options held by each of the Management Stockholders, exercisable within 90 days of the termination of employment or consulting engagement of the Management Stockholder.  The exercise price of the call option is based on the fair market value of the underlying shares, except in the case of termination for “cause,” in which case shares underlying equity compensation awards may be purchased at the original acquisition price, if lower.  The call option is assignable by the Company to the other Stockholders.

The Stockholders’ Agreement was entered into in connection with the purchase by the Management Stockholders of shares of the Company’s Series B Preferred Stock and Series C Preferred Stock from the JH Stockholders.  On April 14, 2010, Mr. Green purchased 1,000 shares of Series B Preferred Stock and 8,941 shares of Series C Preferred Stock for an aggregate purchase price of $1,029,589.04, Mr. Avagliano purchased 400 shares of Series B Preferred Stock and 3,576.4 shares of Series C Preferred Stock for an aggregate purchase price of $411,835.62 and Producers Sales purchased 850 shares of Series B Preferred Stock and 7,599.85 shares of Series C Preferred Stock for an aggregate purchase price of $875,150.69.  In connection with such purchase, the Management Stockholders also became parties to the Company’s Registration Rights Agreement dated January 8, 2010 described in the Original 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated:	April 16, 2010	By:	/s/ MICHAEL B. BAYER
			Name	Michael B. Bayer
			Title:	Corporate Secretary